Exhibit 99.1

Onto Innovation Announces Strategic Partnership With

Leading X-Ray Provider Rigaku To Advance Next-Generation

Process Control Solutions

Systems delivered for advanced V-NAND and DRAM metrology, with expanding engagement across top-tier logic and memory customers

Wilmington, Mass., April 20, 2026 – Onto Innovation Inc. (NYSE: ONTO) (“Onto Innovation” or the “Company”) today announced a strategic collaboration with X-ray technology leader Rigaku Holdings Corporation to advance next-generation process control solutions for semiconductor manufacturing. Rigaku, a leading manufacturer of X-ray related technologies, is engaged with customers across a wide range of markets, including a growing presence in process control for semiconductor fabrication.

The evolving complexity of advanced logic and memory design, as well as the advanced packaging architectures used for tighter integration is creating an increase in reliance on novel and exotic materials. While this drives greater demand for process control solutions such as optical critical dimension (OCD) metrology it’s also creating emerging opportunities for the capabilities inherent in X-ray technology.

Onto Innovation is actively collaborating with Rigaku to develop X-ray solutions, integrating Onto Innovation’s leading Ai Diffract™ analysis software with Rigaku’s critical dimension small-angle X-ray scattering (CD-SAXS) platforms. This new offering has already been selected by two key customers, addresses a market that external analysts estimate to be in excess of $1 billion within the next five years, and creates incremental opportunities for Onto Innovation’s Ai Diffract and OCD solutions to complement the X-ray technology.1

“Demand for Onto Innovation’s Atlas® OCD technology continues to increase as the adoption of optical metrology moves into the 1nm process technology node. Working closely with our customers, we see additional value in the insights X-ray technology can provide,” said Mike Plisinski, chief executive officer of Onto Innovation. “Onto Innovation and Rigaku are currently demonstrating compelling results to customers, giving them the ability to aggregate and correlate data across platforms—pairing the speed and location information of OCD with the precision of X-ray, particularly for deeper structures.”

“Rigaku has developed a broad set of powerful X-ray solutions and components over its 75-year history. Our systems are used in a variety of applications in industrial and scientific applications including a growing opportunity in semiconductors,” says Jun Kawakami, chief executive officer of Rigaku. “Our collaboration with Onto Innovation has been positive, benefiting customers by combining the strengths of both Rigaku and Onto Innovation in service to the customer.”

[1]	Source: TechInsights

Deepening the ongoing collaboration, Onto Innovation has entered into a definitive share purchase agreement with Atom Investment, L.P., an affiliate of The Carlyle Group, to acquire 27% of the outstanding common stock of Rigaku for approximately $710 million. In connection with the transaction, Onto Innovation will receive the right to nominate one director to Rigaku’s board. The Company expects to account for the minority investment under the fair value option method and will not consolidate financial results. The Company expects that the investment will be accretive as of December 31, 2026.

Mr. Plisinski added, “Building on the companies’ successful collaboration and significant technical milestones already achieved, our investment in Rigaku is intended to deepen strategic alignment, accelerate joint intellectual property development, and support a coordinated go-to-market strategy addressing next-generation opportunities in advanced logic and memory applications.”

The transaction is expected to close in the second half of 2026 and is subject to customary closing conditions, including receipt of customary regulatory approvals.

Greenhill, a Mizuho affiliate, is serving as financial advisor, Goldman Sachs is also advising and providing committed financing, subject to customary conditions, and Simpson Thacher & Bartlett LLP and Nishimura & Asahi are acting as legal advisors to Onto Innovation in connection with the transaction. The Carlyle Group is advised by Morgan Stanley, as financial advisor, and Nagashima Ohno & Tsunematsu and Latham & Watkins, as legal advisors. Rigaku’s legal advisor is Mori Hamada & Matsumoto.

About Onto Innovation Inc.

Onto Innovation is a leader in process control, combining global scale with an expanded portfolio of leading-edge technologies that includes un-patterned wafer quality, 3D metrology spanning chip features from nanometer scale transistors to large die interconnects, macro defect inspection of wafers and packages, metal interconnect composition, factory analytics, and lithography for advanced semiconductor packaging.

Our breadth of offerings across the entire semiconductor value chain helps our customers solve their most difficult yield, device performance, quality, and reliability issues. Onto Innovation strives to optimize customers’ critical path of progress by making them smarter, faster and more efficient.

Headquartered in Wilmington, Massachusetts, Onto Innovation supports customers with a worldwide sales and service organization.

Additional information can be found at www.ontoinnovation.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), including statements relating to the pace of adoption of AI and the consequences of such adoption, Onto Innovation’s belief regarding expanding needs for process control technologies, Onto Innovation’s beliefs about the market size and opportunities for X-ray, as well as other matters that are not purely historical data. Onto Innovation wishes to take advantage of the “safe harbor” provided for by the Act and cautions that actual results may differ materially from those projected as a result of various factors, including risks and uncertainties, many of which are beyond Onto Innovation’s control. Such factors include, but are not limited to, the Company’s ability to leverage its resources to improve its position in its core markets; its ability to weather difficult economic environments; its ability to open new market opportunities and target high-margin markets; the strength/weakness of the back-end and/or front-end semiconductor market segments; fluctuations in customer capital spending and any potential impact as a result of the novel coronavirus situation; the Company’s ability to effectively manage its supply chain and adequately source components from suppliers to meet customer demand; its ability to adequately protect its intellectual property rights and maintain data security; its ability to effectively maneuver global trade issues and changes in trade and export license policies; the Company’s ability to maintain relationships with its customers and manage appropriate levels of inventory to meet customer demands; the Company’s ability to realize the anticipated benefits of the proposed investment in and strategic partnership with Rigaku; the Company’s ability to complete the proposed transaction on the timing expected or at all; the ability to obtain required regulatory approvals for the proposed transaction on the timing expected or at all; the availability of debt financing for the transaction; the Company’s timing and ability to repay its debt; and the Company’s ability to successfully integrate acquired businesses and technologies. Additional information and considerations regarding the risks faced by Onto Innovation are available in Onto Innovation’s Form 10-K report for the year ended January 3, 2026, and subsequent filings with the Securities and Exchange Commission. As the forward-looking statements are based on Onto Innovation’s current expectations, the Company cannot guarantee any related future results, levels of activity, performance or achievements. Onto Innovation does not assume any obligation to update the forward-looking information contained in this press release, except as required by law.

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Source: Onto Innovation Inc.

ONTO-ICP

Contacts:

Investor Relations:

Sidney Ho, +1 408.376.9163

sidney.ho@ontoinnovation.com

Press:

Amy Shay, +1 952.259.1794

amy.shay@ontoinnovation.com